TERMINATION OF SECURITY AGREEMENT

This Termination of Security Agreement  (this “Agreement”) dated as of June 25, 2012, is made by and among COGHLAN FAMILY CORPORATION., a Washington corporation (“CFC or Secured Party”), and AWG INTERNATIONAL WATER CORPORATION, fka MIP SOLUTIONS, INC. (“ Debtor or AWGI”), a Nevada corporation, collectively, (the "Parties").

W I T N E S S E T H:

WHEREAS, Secured Party and Debtor entered into a Security Agreement dated September 29, 2011 as a part of a lending transaction evidenced by a promissory note and a security agreement, and

WHEREAS, as a condition of Debtor closing the acquisition of AWG International, Inc., a Nevada corporation, under the terms and conditions of a Share Exchange Agreement,  the Parties agree to terminate the Security Agreement.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.

Termination of Security Agreement.   The Security Agreement between the Parties will be terminated simultaneously with the closing of the Share Exchange Agreement between AWGI and AWG International, Inc.  After closing, the Security Agreement will be terminated.   If the Exchange Agreement is rescinded or terminated at any time in the future, the Security Agreement will become enforceable once again, so long as the Promissory Note remains Debtor's obligation.

2.

No Effect on Promissory Note.   The termination of the Security Agreement will not affect any of the provisions of the Promissory Note between the Parties dated September 29, 2011.

AWG INTERNATIONAL WATER CORPORATION

COGHLAN FAMILY CORPORATION

____________________________

___________________________

By:  Jeff Lamberson

By:  John Coghlan

Title:  President

Title: President